                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 1)


Filed by the Registrant  /X/

Filed by a Party other than the Registrant   / /

Check the appropriate box:

/ /      Preliminary Proxy Statement
/ /      Confidential, for Use of the Commission Only (as
         permitted by Rule 14a-6(e)(2))
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                 The Great Atlantic & Pacific Tea Company, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2)       Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined):

      4)       Proposed maximum aggregate value of transaction:

      5)       Total fee paid:


/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)       Amount Previously Paid:

      2)       Form, Schedule or Registration Statement No.:

      3)       Filing Party:

      4)       Date Filed:

                 The Great Atlantic & Pacific Tea Company, Inc.
                                 2 PARAGON DRIVE
                           MONTVALE, NEW JERSEY 07645

                             -----------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held July 30, 2002


                             -----------------------

To the Stockholders of
 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") will be held at The White Elephant, Nantucket, Massachusetts, on Tuesday, July 30, 2002, at 9:00 A.M. (E.D.T.). At the meeting, stockholders will act on the following matters:


     1.   Election of ten (10) directors, each for a term of one (1) year;


     2.   Consideration of one (1) stockholder proposal; and

     3. Any other matters that properly come before the meeting and any adjournments thereof.


   The Board of Directors has fixed May 23, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof.

   Whether or not you plan to attend the meeting, please either complete and sign the accompanying proxy and return it promptly to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or use the internet or phone voting options detailed on the proxy card.


   A copy of the Company's Annual Report to Stockholders for the fiscal year ended February 23, 2002 accompanies this proxy statement.


                                         By Order of the Board of Directors




                                                WILLIAM P. COSTANTINI
                                       Senior Vice President, General Counsel
                                                   &  Secretary


Dated: July 8, 2002


     ---------------------------------------------------------------------------
     You are cordially invited to attend the meeting. Whether or not you plan to do so, your vote is important. Please promptly submit your proxy by mail, telephone or internet.
     ---------------------------------------------------------------------------

                 The Great Atlantic & Pacific Tea Company, Inc.
                                 2 PARAGON DRIVE
                           MONTVALE, NEW JERSEY 07645

                                ----------------

                                 PROXY STATEMENT

                                ----------------


                             SOLICITATION OF PROXIES


   This proxy statement is furnished by the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders to be held on July 30, 2002. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone or by other means of communication at nominal cost. The Company will bear the cost of such solicitation. It will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with The New York Stock Exchange schedule of charges. This proxy statement is first being mailed to stockholders on or about July 10, 2002.


                       TREATMENT AND REVOCATION OF PROXIES



   A stockholder may revoke a proxy at any time prior to its exercise at the Annual Meeting by giving notice in writing to the Secretary of the Company by July 29, 2002, by executing a later-dated proxy or by casting a ballot at the Annual Meeting in person. All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, in accordance with such specification. If no choice is specified, a proxy will be voted FOR the election of the ten (10) nominees named under "Election of Directors" and AGAINST the stockholder proposal. The Company will treat proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders as present at the Annual Meeting for purposes of determining a quorum but will not count such proxies as votes cast on such matters.


                                VOTING SECURITIES


   Only stockholders of record at the close of business on May 23, 2002, will be entitled to vote at the Annual Meeting. As of May 23, 2002, there were outstanding 38,506,565 shares of the Company's $1 par value common stock (the "Common Stock"), each of which is entitled to one vote.



ITEM 1--ELECTION OF DIRECTORS

   Ten (10) directors will be elected to the Board of Directors of the Company at the Annual Meeting. The nominees listed below that the Company proposes for election will hold office until the next annual meeting and until their successors are duly elected and qualified. The persons named as proxies in the accompanying proxy intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, each of whom has consented to nomination and to serve when elected. Each nominee is presently a member of the Board of Directors and, with the exception of Ms. Elizabeth R. Culligan, was elected at the Company's annual meeting for the fiscal year ended February 24, 2001. In conjunction with the Board of Directors' acceptance of the resignation and retirement of Mr. Fred Corrado on March 19, 2002, Ms. Elizabeth R. Culligan was elected as a director. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each director.

   The Board of Directors recommends a vote FOR the nominees.

   The following are the nominees for director for a one-year term ending in 2003:


John D. Barline, Esq.


   Mr. Barline, age 55, has been a member of the Board of Directors since
July 9, 1996. He is Chairman of the Compensation Committee and a member of the Governance and Executive Committees.

   Mr. Barline, an attorney in private practice since 1973, is currently associated with the law firm of Williams, Kastner & Gibbs LLP in Tacoma, Washington. His areas of practice include corporate tax law, mergers and acquisitions, general business law, estate planning and real estate. He provides personal legal services to the Haub family, including Helga and Erivan Haub and Christian W. E. Haub.


   Mr. Barline is a member of the Board of Directors and corporate secretary of Sun Mountain Resorts, Inc. and a director of Wissoll Trading Company, Inc., each a small closely held corporation owned primarily by the Haub family. He is also a director of the Franciscan Foundation, the Le May Automobile Museum, Precision Machine Works, Inc. and Sun Mountain Lodge, Inc.


Rosemarie Baumeister

   Mrs. Baumeister, age 68, has been a member of the Board of Directors since 1979. She is a member of the Compensation Committee.

   Mrs. Baumeister is currently Senior Vice President of Tengelmann Warenhandelsgesellschaft, a partnership organized under the laws of the Federal Republic of Germany ("Tengelmann"). Prior to assuming her present position, she served in various executive capacities with Tengelmann. Mrs. Baumeister is a member of the Supervisory Board of Kaiser's Tengelmann AG, an affiliate of Tengelmann, a member of the Supervisory Board of Tengelmann Espana and a member of the Advisory Board of Deutsche Bank.

Elizabeth R. Culligan

   Ms. Culligan, age 52, has been a member of the Board of Directors since March 19, 2002. She was elected President & Chief Operating Officer of the Company on February 24, 2002. Prior thereto, she served as Executive Vice President, Chief Operating Officer since joining the Company in January, 2001.

   Ms. Culligan was President of Nabisco International from March 1998 to December 2000. She joined Nabisco in September 1996 as Senior Vice President of Marketing in the Nabisco Biscuit Division. She started her career at Bristol-Myers Squibb and served in various managerial positions in the pharmaceutical industry over the course of her career.

   Ms. Culligan serves on the Board of Directors of F. Schumacher and Co.

Bobbie Andrea Gaunt

   Mrs. Gaunt, age 55, has been a memberof the Board of Directors since May 15, 2001. She is a member of the Compensation and Audit Committees.

   Mrs. Gaunt was elected Officer, Vice President, of the Ford Motor Company in June, 1999, and served as President and Chief Executive Officer of the Ford Motor Company of Canada, Ltd., from 1997 until her retirement from the company in December of 2000. Mrs. Gaunt began her automotive career with Ford in 1972 and over 28 years served in various managerial positions in the areas of sales, marketing, research and building customer relationships.

   Mrs. Gaunt also serves on the Board of Advisors at the Katz Business School, University of Pittsburgh and serves as a mentor to fellows of the International Women's Forum in Washington, D.C.

Christian W. E. Haub

   Mr. Haub, age 37, currently serves as Chairman of the Board & Chief Executive Officer of the Company. He was elected a director on December 3, 1991, and is Chairman of the Executive Committee and a member of the Finance Committee.

   Mr. Haub served as Chief Operating Officer of the Company from December 7, 1993, becoming Co-Chief Executive Officer on April 2, 1997, sole CEO on May 1, 1998 and Chairman of the Board on May 1, 2001. In addition to his other positions, Mr. Haub served as President of the Company from December 7, 1993 until the election of Ms. Culligan on February 24, 2002.


   Mr. Haub, son of Erivan and Helga Haub, is a partner and, as of July 1, 2002, Co-Chief Financial Officer, of Tengelmann. Mr. Haub is on the Board of Directors of the Food Marketing Institute.


Helga Haub

   Mrs. Haub, age 67, has been a member of the Board of Directors since 1979. She is a member of the Executive and Finance Committees.

   Mrs. Haub is a member of the Supervisory Board of Kaiser's Tengelmann AG, an affiliate of Tengelmann, a consultant to Tengelmann and has an interest in Tenga Capital Corporation. She is also a director of The George C. Marshall Home Preservation Fund, Inc., a member of the Board of Governors of World USO, president of the Board of Trustees of the Elizabeth Haub Foundation for Environmental Policy and Law and a member of the Supervisory Board of GfK Gesellschaft fur Konsumforschung, Germany.

   Mrs. Haub is the wife of Mr. Erivan Haub and mother of Mr. Christian Haub.

Dan Plato Kourkoumelis

   Mr. Kourkoumelis, age 51, has been a member of the Board of Directors since March 21, 2000. Mr. Kourkoumelis is Chairman of the Governance Committee and a member of the Audit and Executive Committees.

   Mr. Kourkoumelis was President and Chief Operating Officer of Quality Food Centers, Inc. from May 1989 until September 1996, and thereafter President and Chief Executive Officer of Quality Food Centers, Inc. until September 25, 1998, when he retired after Quality Food Centers, Inc. was acquired. He also served as a director of Quality Food Centers, Inc. from April 1991 until March 1998. Mr. Kourkoumelis is a director of Expeditors International, a director, and past president, of the Western Association of Food Chains and a director of Briazz, Inc.

Edward Lewis

   Mr. Lewis, age 62, has been a member of the Board of Directors since May 16, 2000. Mr. Lewis is Chairman of the Finance Committee and a member of the Executive and Governance Committees.


   Mr. Lewis is Chairman and Chief Executive Officer of Essence Communications Partners. He is cofounder and publisher of ESSENCE magazine. He is also a member of the Leadership Council of the Tanenbaum Center for Interreligious Understanding, the Harvard Business School Board of Directors of the Associates, the Economic Club of New York and a committee member of the Minority Business Round Table of the Joint Center for Political and Economic Studies. Mr. Lewis sits on the boards of the New York City Partnership, the Central Park Conservancy, Girls, Inc., NYC2012, the committee leading New York's bid effort to host the 2012 Olympic Games and the Board of Jazz at Lincoln Center for the Performing Arts. He also served as chairman of the Magazine Publishers of America from 1997 to 1999, becoming the first African-American to hold this position in the 75-year history of the organization.

Richard L. Nolan

   Mr. Nolan, age 62, has been a member of the Board of Directors since October 5, 1999. He is Chairman of the Audit Committee and a member of the Executive and Governance Committees.

   Mr. Nolan, the William Barclay Harding Professor of Management of Technology at the Harvard Business School since 1991, is the originator of the "Stages Theory," one of the most widely used management frameworks for information technology baselining and planning. He is also a member of the Board of Directors for Novell and ArcStream.

Maureen B. Tart-Bezer

   Ms. Tart-Bezer, age 46, has been a member of the Board of Directors since May 15, 2001. She is a member of the Audit and Finance Committees.

   Ms. Tart-Bezer is a Senior Financial Advisor to Wireless MVNO (mobile virtual network operator) Ventures in the United States. Prior to this Ms. Tart-Bezer was Executive Vice President and General Manager of the American Express Company, U.S. Consumer Charge Group through December, 2001. From 1977 to 2000, Ms. Tart-Bezer was with AT&T Corporation, serving as a senior financial officer of the company, including positions as Senior Vice President and Corporate Controller and Senior Vice President and Chief Financial Officer for the Consumer Services Group.

   Ms. Tart-Bezer has served as a trustee of the AT&T Foundation and as a director of AT&T Capital Corp. and Lucent Technologies. She is a prior director of MaMamedia.com and trustee to St. Peter's College in Jersey City, New Jersey.

                               EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

      Name                 Age            Current Position
------------------------  ------   ------------------------------------------
Christian W.E. Haub         37     Chairman of the Board and Chief Executive
                                   Officer

Elizabeth R. Culligan       52     President and Chief Operating Officer

Victor T. Alessandro        43     Senior Vice President, Chief Category
                                   Management Officer

William P. Costantini       54     Senior Vice President, General
                                   Counsel & Secretary

Brenda M. Galgano           33     Vice President and Corporate Controller

Mitchell P. Goldstein       41     Senior Vice President, Chief Financial
                                   Officer

Laurane S. Magliari         51     Senior Vice President, People Resources
                                   and Services

John E. Metzger             47     Senior Vice President, Chief Information
                                   Officer

William Moss                54     Vice President and Treasurer

Brian Pall                  42     Senior Vice President, Chief Development
                                   Officer

Brian Piwek                 55     Chairman, President and Chief Executive
                                   Officer, The Great Atlantic & Pacific
                                   Company of Canada, Limited

David A. Smithies           57     President, Atlantic Region

Don Sommerville             43     Senior Vice President, Chief Marketing
                                    Officer


Executive officers of the Company are chosen annually and serve under the direction of the Chief Executive Officer with the consent of the Board of Directors.

For a discussion of the business experience of Mr. Haub and Ms. Culligan, See "Item 1 - Election of Directors."

Mr. Alessandro was elected Senior Vice President and Chief Category Management Officer on July 13, 2001. Prior to joining the Company, he was Vice President, Category Management and Retail Services for PLMARKET INC. from June 2000 to June 2001. From July 1996 to June 2000, Mr. Alessandro operated a category management and merchandising consultancy. Prior to that Mr. Alessandro was employed by H.E. Butt Grocery Co. from July 1996 to March 1991.

Mr. Costantini was elected Senior Vice President, General Counsel & Secretary effective April 24, 2000. Prior to joining the Company, Mr. Costantini served as Executive Vice President & General Counsel and Senior Vice President & General Counsel of Olsten Corporation, between June, 1992 through March, 2000.

Ms. Galgano was appointed Vice President, Corporate Controller on February 24, 2002. Ms. Galgano served as Assistant Corporate Controller of the Company from February 2002 to July 2000 and Director of Accounting from October 1999 to July 2000. Prior to joining the Company, Ms. Galgano was with PriceWaterhouseCoopers from July 1997 to July 1999 as Senior Manager and Manager of the Audit and Business Advisory Services Group respectively.

Mr. Goldstein was elected Senior Vice President & Chief Financial Officer on February 24, 2002. Prior to that, he was Senior Vice President, Finance & Treasurer from January 2000. Prior to joining the Company, Mr. Goldstein was Chief Financial Officer from October 1998 through January 2000 and Vice President of Strategic Planning and Corporate Development from March 1998 through October 1998 at Vlasic Foods International. Vlasic Foods International filed a petition under the Federal bankruptcy laws in January 2001. Before that, he was Director of Strategic Planning at the Campbell Soup Company from March 1995 through March 1998.

Ms. Magliari was elected Senior Vice President, People Resources and Services on February 16, 1999. Prior to joining the Company, she was Vice President, Human Resources, Publishers Clearing House from December 1997 to February 1999 and, before that, Vice President, Global Marketing, Chase Manhattan Bank from February 1990 to March 1997.

Mr. Metzger was appointed Senior Vice President, Chief Information Officer on February 11, 2002. Prior to that, he was Senior Vice President and Business Process Initiative Business Leader from May 2001 to February 2002 and Vice President, Supply & Logistics from October 1999 to May 2001. Prior to joining the Company, Mr. Metzger was Senior Vice President of CS Integrated LLC from January 1998 to October 1999 and before that, Vice President, Distribution for Darden Restaurants, Inc. from October 1993 to November 1998.

Mr. Moss was appointed Vice President, Treasurer on February 24, 2002. Prior to that Mr. Moss was Vice President, Treasury Services and Risk Management from 1992 to February 2002.

Mr. Pall was appointed Chief Development Officer on May 1, 2000. Prior to that, he was Senior Vice President, Development from 1996 to 2000 and, before that, Corporate Vice President, Real Estate Development from 1993 to 1996.

Mr. Piwek was appointed Chairman, President and Chief Executive Officer of The Great Atlantic & Pacific Company of Canada, Limited on April 1, 2002. Prior to that, he was Vice Chairman, President and Chief Executive Officer of The Great Atlantic & Pacific Company of Canada, Limited from February 2000. Before that, Mr. Piwek was Vice Chairman and Co-Chief Executive Officer of The Great Atlantic & Pacific Company of Canada, Limited from October 1997. Prior to joining the Company, he was President of Overwaitea Food Group, a retailer and franchisor in British Columbia and Alberta, Canada.

Mr. Smithies was elected President of the Atlantic Region on February 24, 2002. Prior to that, he was President of the Atlantic Region's Northeast Operations Group from February 2000 to February 2002 and President of Waldbaum Inc. from August 1995 to January 2000.

Mr. Sommerville was appointed Senior Vice President, Chief Marketing Officer on October 4, 2000. Prior to that, he was President of the Company's Compass Foods division since March 1999. Mr. Sommerville joined the Company as Vice President and General Manager of Eight O'Clock Coffee in June 1998. Prior to joining the Company, Mr. Sommerville was Director of Marketing at the Thomas J. Lipton Company Inc., a subsidiary of Unilever, from July 1980 to May 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Beneficial Ownership of More Than 5% of the Company's Common Stock


   Except as set forth below, as of June 15, 2002, no person beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company's Common Stock.



                                                                          Amount and Nature of Beneficial Ownership
                                                                  ---------------------------------------------------------
                                                                                            Sole               Shared
                                                                 Total Beneficial    Voting/Investment    Voting/Investment    % of
Name and Address of Beneficial Owner                                 Ownership             Power                Power         Class
------------------------------------                             ----------------    -----------------    -----------------   -----
Erivan Karl Haub (1) .........................................      21,800,100              90,100           21,710,000        56.8%
Wissollstrasse 5-43
45478 Mulheim/Ruhr, Germany
Tengelmann Warenhandelsgesellschaft (1) ......................      21,710,000                   0           21,710,000        56.6%
Wissollstrasse 5-43
45478 Mulheim/Ruhr, Germany

Dimensional Fund Advisors Inc. (2) ...........................       2,032,600           2,032,600                    0         5.3%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401


---------------
(1) The Company obtained the information regarding Tengelmann from Tengelmann itself. Erivan Karl Haub controls Tengelmann. The partners of Tengelmann are Erivan Karl Haub, Erivan Karl Haub's three sons, Karl-Erivan W. Haub, Georg R. O. Haub and Christian W. E. Haub, and Tengelmann Verwaltungs-und Beteiligungsgesellschaft, whose only shareholders are Erivan Karl Haub and his three sons. Tengelmann controls, among others, Kaiser's Tengelmann AG, a supermarket retailer in Germany, as well as Wilh. Schmitz-Scholl ("Wissoll"), a candy manufacturer in Germany.
     Mr. Erivan Haub also has an interest in Tenga Capital Corporation.


(2) The information regarding Dimensional Fund Advisors Inc., a Delaware corporation ("Dimensional"), is derived from a Schedule 13G filed with the SEC on February 12, 2002. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. It furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds, but all such securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

                 Security Ownership of Directors and Management


   The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of June 15, 2002, by each director and nominee, the chief executive officer of the Company (the "CEO"), the four (4) most highly compensated officers of the Company other than the CEO during the fiscal year ended February 23, 2002 (collectively, with the CEO, the "Named Executive Officers") and by all directors and the Named Executive Officers as a group:




                                                              Shares         Stock
                                                            Beneficially     Option        Deferred                        % of
                                                               Owned        Shares(1)       Plan(2)         Total          Class
                                                            -----------    -----------    -----------    -----------    -----------
John D. Barline, Esq. (3)...............................          2,700          3,600          5,978         12,278          *
Rosemarie Baumeister (3)................................          2,800          4,200             --          7,000          *
Elizabeth Culligan......................................         10,000        266,000             --        276,000          *
Fred Corrado (4)........................................         11,700        252,750             --        264,450          *
Christian Haub (3)......................................          3,500        482,500             --        486,000         1.3
Helga Haub (3)..........................................          2,800          4,200             --          7,000          *
Bobbie Andrea Gaunt.....................................             --          2,500          1,044          3,544          *
Dan Kourkoumelis........................................             --          3,000          3,247          6,247          *
Edward Lewis............................................             --          3,000          3,070          6,070          *
Laurane S. Magliari.....................................            507        139,500             --        140,007          *
Richard L. Nolan........................................             --          3,000          3,647          6,647          *
Craig Sturken (4).......................................             50         31,249             --         31,299          *
Maureen B. Tart-Bezer...................................             --          2,500            521          3,021          *
All directors and executive officers as a group (13
persons)................................................         34,057      1,197,999         17,507      1,249,563         3.2


---------------
* Less than 1%
(1) The amounts shown include all purchase options granted under the Company's stock option plans regardless of whether exercisable within sixty (60) days.

(2) These shares represent the stock equivalent units accrued under the Company's deferred compensation plan for non-employee directors. These share equivalents are subject to Common Stock market price fluctuations.


(3) The association of Mmes. Baumeister and Haub, and Messrs. Barline and Haub, with Tengelmann and Mr. Erivan Haub is set forth under "Item 1 -- Election of Directors." Mr. Christian Haub disclaims investment and voting power over the shares owned by Tengelmann and they are excluded herein. Mrs. Haub disclaims any investment or voting power over the shares owned by Mr. Erivan Haub and the organizations which he controls and the same are not included herein.


(4) Mr. Corrado retired as an officer of the Company, from the Board of Directors and as an employee on February 23, 2002, March 19, 2002 and May 20, 2002, respectively. Mr. Sturken retired as an officer of the Company and as an employee on February 25, 2002 and April 9, 2002, respectively.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   In November, 2001, Mr. Donald Sommerville, Senior Vice President, Chief Marketing Officer, filed a late Form 4 for shares of the Company's Common Stock that Mr. Sommerville purchased in October, 2001. In April, 2002, John Metzger filed a late Form 4 for stock options that the Company granted to Mr. Metzger in conjunction with his promotion to Chief Information Officer in February 2002. The Company believes that during the fiscal year ended February 23, 2002 ("Fiscal 2001"), all other reports required by Section 16 of the Securities Exchange Act of 1934 were timely filed.

                      THE BOARD OF DIRECTORS OF THE COMPANY


BOARD MEETINGS AND COMMITTEES

   During Fiscal 2001, the Board of Directors held eight (8) meetings (two (2) by telephone) and committees thereof held seventeen (17) meetings. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which they served as members. The Board of Directors has an Audit Committee and a Compensation Committee, each of which are composed of non-employee directors. The Board of Directors also has a Governance Committee.

   The Audit Committee, which held seven (7) meetings in Fiscal 2001 (four (4) by telephone), consists of Richard Nolan, Bobbie Gaunt, Dan Kourkoumelis and Maureen Tart-Bezer. The Audit Committee (i) reviews annual financial statements prior to submission to the Board of Directors and reports thereon, (ii) reviews quarterly results prior to release, (iii) at its discretion, examines and considers matters relating to the internal and external audit of the Company's accounts and financial affairs, (iv) recommends the employment of outside accountants and their compensation, and (v) as appropriate, meets with Company personnel in performance of its functions. See "Audit Committee."

   The Compensation Committee, which held four (4) meetings in Fiscal 2001, consists of John Barline, Rosemarie Baumeister and Bobbie Gaunt. The Compensation Committee (i) approves salaries and salary increases and benefits where the median base annual compensation for the salary level is at least $200,000, (ii) approves and interprets incentive plans, and (iii) serves as the committee to administer the employee stock option and long term incentive and share award plans.

   The Governance Committee, which held two (2) meetings in Fiscal 2001, consists of Dan Kourkoumelis, John Barline, Edward Lewis and Richard Nolan. The Governance Committee, among other things, serves as a standing nominating committee. The Committee's primary purpose is to (i) recommend to the Board of Directors guidelines and policies for the corporate governance of the Company,
(ii) evaluate the performance of the members of the Board of Directors individually and as a group, (iii) act as a committee for the nomination of candidates for election to the Board of Directors, and (iv) oversee and recommend changes to the governance policies of the Company, examine the relationship between management and the Board of Directors and annually review the status of director compensation. The Governance Committee considers director nominees recommended by stockholders. To submit a recommendation for the Company's next annual meeting, to be held in July, 2003, please provide the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of such recommended nominee, to the Corporate Secretary of the Company.

BOARD OF DIRECTOR COMPENSATION

   The Company does not pay officers of the Company who are also directors any additional compensation or benefits for serving on the Board of Directors. The Company pays directors who are neither officers nor employees of the Company an annual retainer of $32,000, plus an attendance fee of $1,000 for each Board of Directors meeting attended and $1,000 for each Committee meeting attended if substantial time or effort is involved, plus expenses of attendance. If two (2) compensable meetings are held on the same day, the fee for the second meeting is limited to $500. The Company pays the Chairman of each Committee, except the Executive Committee, an additional $5,000 per year. Under the directors stock option plan, non-employee directors are entitled to an initial stock option grant of 2,000 shares and an additional grant of 500 shares after each annual meeting thereafter. These shares vest in one-third increments on succeeding annual meeting dates.

   The Company revised the compensation program for its non-employee directors effective May 1, 1996. It suspended the retirement plan pursuant to which directors, after serving five (5) years and attaining age 70, were entitled upon retirement from the Board of Directors to an annual benefit equal to the highest annual retainer paid during their tenure (currently $32,000) for a period equal to their years of service up to fifteen (15) years. The directors had a one-time election to transfer the present value of their accrued benefits to the new plan. Under the deferred compensation plan, the Company contributes to book accounts of all directors with less than fifteen (15) years of service an amount equal to 75% of the current retainer. Up to all and at least 50% of these deferred payments will be credited to a Company Common Stock equivalent account. The balance, at the director's election in increments of 25% will be credited to a 10-year U. S. Treasury bond equivalent account. The directors are fully vested in their accounts. Accruals will be made to these accounts through the fifteenth anniversary of service on the Board of Directors. Upon termination from service as a director, the value of the Company Common Stock equivalent account will be determined using the final average market value of the Company's shares for the prior 180 calendar days, inclusive of appreciation for the effect of dividends. The value of the bond equivalent account will be the sum of the credits and interest to the date of termination. Benefits will then be paid to the retired director equally over the subsequent 180 months or the length of service, whichever is shorter. However, in the event of death, benefits will continue to be paid to the director's beneficiary for a maximum of ten (10) years, which includes any period of payment before death.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS


   A&P Properties Limited, an indirect subsidiary of the Company, leases a store in Windsor, Ontario, Canada that sits on property of Tenga Capital Corporation, which is owned by Erivan and Helga Haub. The initial term of the lease, which commenced in 1983, expires on October 31, 2003, with four 5-year renewal options. The base annual rental is CN$467,603, with percentage rents subject to specified caps.

   The Company is a party to agreements granting Tengelmann and its affiliates the exclusive right to use the A&P(R) and Master Choice(R) trademarks in Germany and other European countries pursuant to which it received $100,000 which is the maximum annual royalty fee under such agreements. The Company is also a party to agreements under which it purchased from Wissoll, an affiliate of Tengelmann, approximately $598,091 worth of the Black Forest line and Master Choice candy.

   The Company owns a jet aircraft which Tengelmann leases under a full cost reimbursement lease that also allows the Company to charter the aircraft for its use at a below market charter rate. During Fiscal 2001, the annual amount Tengelmann was obligated to reimburse the Company was $2.5 million.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

   The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during each of the last three (3) fiscal years to or for the account of Mr. Haub and the other four Named Executive Officers, each of whom was serving as an executive officer at February 23, 2002.

                           SUMMARY COMPENSATION TABLE


                                                                                                     Long Term
                                                                                                   Compensation
                                                                             Annual                   Awards
                                                                          Compensation         ---------------------     All Other
                                                                     ----------------------    Securities Underlying   Compensation

Principal Position During Fiscal Year                        Year   Salary ($)    Bonus ($)        Options/SAR's          ($)(1)
-------------------------------------                        ----   ----------    ---------    ---------------------   ------------
Christian Haub                                               2001     696,851      490,000            150,000             33,746
 Chairman & Chief Executive Officer                          2000     660,000      112,475             82,500             32,744
                                                             1999     619,615      319,838                 --             12,444
Elizabeth Culligan (2)                                       2001     500,000      330,000                 --             11,900
 President &                                                 2000      67,307           --            200,000                 --
 Chief Operating Officer                                     1999          --           --                 --                 --
Fred Corrado (3)                                             2001     585,000      239,680            110,000             69,397
 Vice Chairman of the Board                                  2000     563,462       58,850             57,750             60,105
 Chief Financial Officer                                     1999     546,677      167,348                 --             47,805
Laurane S. Magliari                                          2001     335,000      150,000             75,000             20,353
 Senior Vice President                                       2000     313,462       33,550             27,500             19,093
 People Resources and Services                               1999     300,000      122,000                 --              1,293
Craig Sturken (3)                                            2001     400,000      108,580             75,000             45,095
 President, Chief Executive Officer,                         2000     350,096       28,258             50,000             35,975
 Atlantic Region                                             1999     332,308       98,820                 --             26,075

---------------
(1) Consists of, respectively, Company contributions to the Retirement/ Savings Plan and related supplemental plan, and the cost for insurance, for 2001: Mr. Haub ($32,634 and $1,112); Mr. Corrado ($28,500 and
     $35,897); Ms. Culligan ($11,900 and $0); Ms. Magliari ($18,500 and
     $1,853); and Mr. Sturken ($23,995 and $21,100). Additionally, a tax preparation and planning fee of $5,000 is included for Mr. Corrado.

(2)  Ms. Culligan was hired on January 8, 2001.

(3) Mr. Corrado retired as an officer of the Company, from the Board of Directors and as an employee on February 23, 2002, March 19, 2002 and May 20, 2002, respectively. Mr. Sturken retired as an officer of the Company and as an employee on February 25, 2002 and April 9, 2002, respectively.

Employment and Termination Agreements


   The Company is a party to employment agreements with each of Ms. Culligan and Ms. Magliari (the "Employment Agreements") which provide for minimum base annual salaries of $575,000 and $375,000, respectively. The Employment Agreements for Ms. Culligan and Ms. Magliari have initial termination dates of January 8, 2004 and October 31, 2003, respectively; provided, however, that they provide for a rolling eighteen (18) month term commencing July 8, 2002 for Ms. Culligan and May 1, 2002 for Ms. Magliari. The Employment Agreements also provide for participation in Company benefit programs (including bonus programs) and services, facilities and perquisites appropriate to their positions, including without limitation, the Executive Medical Plan.


   Following termination other than for cause, permanent total disability, death or a resignation not for Good Reason and in the absence of a Change of Control (as such terms are defined in the Employment Agreements), each executive is entitled to receive (i) eighteen (18) equal monthly payments of one-twelfth of annual base salary plus average bonus and (ii) continued insurance coverage for such eighteen (18) month period. In addition, the Employment Agreements provide for a pro rata bonus for the year of termination.

   Under the Change of Control provisions of the Employment Agreements, the separation pay is increased to three (3) times the executive's final base salary plus the bonus amount and is payable in lump sum. Additionally, the insurance continuation is extended to three (3) years. These provisions apply to terminations without cause or resignations for Good Reason occurring within thirteen (13) months following a Change of Control and for any reason during the thirty (30) days beginning on the first anniversary of a Change of Control. The Employment Agreements also provide for gross-up payments to the executive with respect to any excise tax on golden parachute payments.

   Mr. Corrado resigned as an officer of the Company as of February 23, 2002, and as a member of the Company's Board of Directors as of March 19, 2002. In connection with such resignations, the Company and Mr. Corrado entered into a letter agreement on February 22, 2002 pursuant to which Mr. Corrado continued as a non-executive employee of the Company until May 20, 2002 in order to provide certain transition services and retired on that date. Pursuant to the letter agreement, Mr. Corrado became entitled upon his retirement to (i) the eighteen
(18) months of severance benefits and other benefits provided under his employment agreement, which are the same as those indicated in the Employment Agreements above, except that Mr. Corrado's employment agreement also provided for life insurance coverage equal to three (3) times his base salary upon attainment of age 62, a credit for twenty years of service under Supplemental Executive Retirement Plan ("SERP"), infra, and a SERP benefit unreduced for early retirement prior to age 65 and (ii) employer provided executive medical coverage for three (3) years following his retirement. In addition, the Company agreed to vest the stock options granted to Mr. Corrado on March 20, 2001, covering 110,000 shares of the Company's Common Stock, and to allow these options to be exercised until the third anniversary of Mr. Corrado's retirement.

   Mr. Sturken resigned from his positions with the Company on February 25, 2002 and as an employee on April 9, 2002. In connection with Mr. Sturken's resignation, Mr. Sturken became entitled to the eighteen (18) months of severance benefits and other benefits provided under his employment agreement, which are the same as those indicated in the Employment Agreements above.

Option Tables

   The following tables provide information with respect to stock options granted to the Named Executive Officers during Fiscal 2001 and the fiscal year-end value of options held by such officers.

                        Option Grants in Last Fiscal Year


                                                               Number of       % of Total
                                                               Securities        Options      Exercise
                                                               Underlying      Granted to      or Base                  Grant Date
                                                                Options       Employees in      Price     Expiration      Present
                           Name                              Granted (#)(1)      FY (2)        ($/Sh)        Date      Value ($)(3)
                           ----                              --------------   ------------    --------    ----------   ------------
Christian Haub...........................................       150,000           10.01         9.06       3/20/11        826,500
Elizabeth Culligan.......................................            --              --           --            --             --
Fred Corrado.............................................       110,000            7.34         9.06       3/20/11        606,100
Laurane S. Magliari......................................        75,000            5.00         9.06       3/20/11        413,250
Craig C. Sturken.........................................        75,000            5.00         9.06       3/20/11        413,250

---------------
(1) The options vest 100% on the third anniversary of the grant date. All grants have a ten-year term.

(2)  Based on total grants during Fiscal 2001 of 1,498,513.

(3) These values were calculated using the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options. This is not generally true for the Company's options granted to executive officers and other employees. Therefore, the values shown are purely theoretical and do not reflect the market value of the Company's stock at a future date. In addition to the stock prices at time of grants and exercise prices, which are identical, and the ten-year term of each option, the following assumptions were used to calculate the values shown for options granted during Fiscal 2001, expected dividend yield of 0.0, expected stock price volatility of 55%, risk-free rate of return of 4.07% and 5.54% and a weighted average of seven (7) years from date of grant to date of exercise. If the

     Named Executive Officers realize the grant date values shown in the table, such values will be less than 1% of the total stockholder appreciation.

                        Fiscal Year-End Option/SAR Values


                                                                                                           Value of Unexercised
                                                                            Number of Securities               In-the Money
                                                                           Underlying Options/SARs            Options/SARs at
                                                 Shares                           at FY-End                    FY-End($)(1)
                                              Acquired on     Value      ---------------------------    ---------------------------
                    Name                        Exercise     Realized   Exercisable    Unexercisable    Exercisable   Unexercisable
                    ----                      -----------    --------   -----------    -------------    -----------   -------------
                                                  (#)          ($)          (#)             (#)             ($)            ($)
Christian Haub ............................       None            --      250,625         261,875          271,414      3,294,117
Elizabeth Culligan ........................       None            --       13,750         186,250          271,734      3,680,766
Fred Corrado ..............................       None            --      219,437          73,313        2,240,873        401,187
Laurane S. Magliari .......................       None            --       34,625         104,875           63,680      1,551,539
Craig Sturken .............................      6,250        97,813       31,250         125,250           57,891      1,866,047

---------------
(1) Based on the closing price of the Common Stock on February 22, 2002 of $27.20.

                               PENSION PLAN TABLE


                                        Years of Service
                     ------------------------------------------------------
Remuneration            15          20         25          30         35
------------         --------    --------   --------    --------   --------
$450,000 .........   $202,500    $270,000   $270,000    $270,000   $270,000
 500,000 .........    225,000     300,000    300,000     300,000    300,000
 550,000 .........    247,500     330,000    330,000     330,000    330,000
 600,000 .........    270,000     360,000    360,000     360,000    360,000
 650,000 .........    292,500     390,000    390,000     390,000    390,000
 700,000 .........    315,000     420,000    420,000     420,000    420,000

   The table above indicates the amount of annual benefit payable to a person at age 65 in the specified final average remuneration and years-of-service classifications under the SERP, except that such benefits do not reflect the requisite reduction for any applicable Social Security, or other Company retirement benefits. SERP is an unfunded defined benefit final average pay plan that covers, among the Named Executive Officers, Messrs. Corrado and Sturken and Ms. Culligan.

   The compensation covered by SERP is base salary, the "Annual Salary" reflected in the Summary Compensation Table, computed as an average of such base salary over the highest compensated five (5) years of employment during the last ten (10) years. The benefit is computed at the rate of 3% for Messrs. Corrado and Sturken for each year up to twenty (20) years of service, and for Ms. Culligan, 4% for each year up to fifteen (15) years of service, all with a maximum benefit of up to 60% of such average base salary. Estimated or actual credited years of service at retirement for each participating Named Executive Officer are: Mr. Corrado, eighteen (18) years; Mr. Sturken, eighteen (18) years; Ms. Culligan, fifteen (15) years.

                                PERFORMANCE GRAPH

   The following performance graph compares the five-year cumulative total stockholder return (assuming reinvestment of dividends) of the Company's Common Stock to the Standard & Poor's 500 Index and the UBS Warburg Dillon Read Index of Supermarkets, which is comprised of the Company, Albertson's, Inc., The Kroger Co., Safeway, Inc. and Winn-Dixie Stores, Inc., as its peer group. Delhaize America, Inc. (formerly Food Lion, Inc.) was removed from the Peer Group because of its acquisition in April, 2001 by Delhaize Group, a company organized under the laws of the Kingdom of Belgium. The performance graph assumes $100 is invested in the Company's Common Stock, the Standard & Poor's 500 Index and the UBS Warburg Dillon Read Index on February 22, 1997, and that dividends paid during the period were reinvested to purchase additional shares.


                                    [GRAPH]


             (Company fiscal year ends--last Saturday in February)


        ----------------------------------------------------------------
         Fiscal Year
           Ending           S&P 500        A&P         Custom Peer Group
        ----------------------------------------------------------------
                               $            $                 $
        ----------------------------------------------------------------
          02/22/97            100          100              100
        ----------------------------------------------------------------
          02/28/98            133          102              143
        ----------------------------------------------------------------
          02/27/99            159          107              181
        ----------------------------------------------------------------
          02/26/00            173           82               96
        ----------------------------------------------------------------
          02/24/01            164           36              125
        ----------------------------------------------------------------
          02/23/02            145           96              116
        ----------------------------------------------------------------

                      REPORT OF THE COMPENSATION COMMITTEE

   The Company's Compensation Committee approves the compensation of all executive officers and other key employees and acts as the Committee for the Company's Stock Option and Long-Term Incentive and Share Award Plans.

Overview of Compensation Philosophy and Program

   The Compensation Committee, which consists entirely of independent directors, establishes the salaries and other compensation of the executive officers and other key employees of the Company, including the CEO and other Named Executive Officers.

   The Company executive compensation program consists of salaries, annual incentives and long-term incentive compensation. It is designed to:

   o for both the short and long-term, retain and motivate executive officers, compensate them competitively, and reward them for their contributions to the Company's success;


   o link each executive officer's compensation to both the performance of the Company and the leadership demonstrated by the individual executive; and


   o recognize consistently the level of performance with the appropriate level of compensation.

Evaluation of Executive Officer Performance in Fiscal 2001

   Although the Compensation Committee considers "performance against" both financial and non-financial objectives to establish executive compensation levels, it does not rely solely on predetermined formulae or a limited set of criteria when it evaluates the performance of the Company's executives. There are three primary financial measures reviewed: sales; income before tax; and Return on Capital Employed ("ROCE"). In addition to these three financial measurements, the Compensation Committee considered the executives' performance against the following:

   o achievement of operational excellence;

   o implementation of the business process initiatives;

   o reduction of costs;

   o identification and execution of profitable growth opportunities;

   o aligning and strengthening the organization through implementation of performance management; and

   o growing shareholder value through improving profitability, EPS growth, and liquidity.

   The Compensation Committee has concluded after a thorough review of the measurements that executive management met or exceeded its short-term objectives and made considerable progress toward its long-term goals. The Company made quarterly improvements in operating earnings and returned to net profitability in the fourth quarter; as well, it achieved fifteen (15) consecutive quarters of improved comparable store sales and improved market share. Strengthening its financial flexibility the Company issued new ten-year notes to retire other debt, and completed on schedule the disposition of under-performing assets. The Company significantly advanced its business process initiatives. And, finally, as measured independently, the Company achieved considerable improvement in the satisfaction of its employees.

Total Compensation

   To establish target total compensation levels of the Company's executives, the Compensation Committee considers competitive market total compensation. The Company periodically examines competitors' pay practices to ensure that the Company's compensation policies continue to enable it to attract outstanding new people, and motivate and retain current valuable employees. The total compensation package for each executive is comprised of three (3) components: salary; an annual incentive; and a long-term incentive -- a detailed discussion of each follows. To establish target total compensation levels of the Company's executives, the Compensation Committee considers competitive market total compensation. The Company, therefore, periodically examines competitors' pay practices to ensure that the Company's compensation policies continue to enable it to both motivate and retain current valuable employees and attract new employees with critical skill sets. The target salary and annual incentive levels are set at the median of the individual executive's competitive peer group.

   The Compensation Committee intends to continue its practice of compensating executives based on performance against designated goals and strategies -- Pay for Performance -- consistent with compensation practices throughout the Company.

Salaries

   The Compensation Committee considers several criteria in establishing salaries of the executives, including the Named Executive Officers. Key factors affecting the Compensation Committee's judgment include the nature and scope of the executives' responsibilities, and their effectiveness in leading the Company's initiatives. The Compensation Committee also considers the compensation practices and performances of other major corporations that are most likely to compete with the Company for the services of executives. In addition, business unit performance is a factor used to determine the salaries of executives with responsibility for business units.

Annual Incentive

   The Company's Annual Incentive Plan ("Plan") provided target annual incentive awards for 2001 contingent upon the attainment of the following performance goals: sales, profitability, ROCE and the executive's individual performance. Twenty percent of each executive's incentive was based on the attainment of sales goals, 20% on the attainment of profit goals, 35% on the attainment of ROCE goals and 25% on achieving individual performance goals.

Long Term Incentive

   The Company's 1994 Stock Option Plan authorizes grants through March 17, 2004 of up to 1,500,000 shares for stock options and tandem or independent Stock Appreciation Rights ("SARs"). The 1998 Long Term Incentive Plan and Share Award Plan authorizes grants through July 13, 2008 of up to 5,000,000 shares for stock options, SARs, restricted stock and other stock based awards.

Discussion of Fiscal 2001 Compensation for the Chief Executive Officer

   The Compensation Committee recommends the compensation level of the CEO. Taking into account all of the factors described in this report, the CEO's annual salary for Fiscal 2001 was increased to $752,000, effective October 1, 2001, with an annual incentive bonus target of $409,000. Under the criteria described above, the CEO received 120% of his incentive bonus target.

   The annual incentive payment to the CEO was determined by results against objectives for sales, profit, ROCE and individual goals, as mentioned above. The performance results for Fiscal 2001 yielded an annual incentive of 112% of his incentive bonus target. The Compensation Committee awarded the CEO an additional amount of $31,920 (8% of his bonus target) in view of dramatic improvement in the Company's performance.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code, enacted in 1993, subject to certain exceptions, disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and the four (4) other most highly compensated executives at fiscal year end. The exceptions to the $1,000,000 deduction limit include compensation paid under preexisting employment agreements and performance-based compensation meeting certain requirements. Except in the case of Mr. Haub, the Company expects the salary and bonus of each Named Executive Officer for the 2002 fiscal year to be less than $1,000,000 and the compensation payable to such officers therefore should be fully deductible. With respect to Mr. Haub, it is possible that a small portion of his bonus may not be deductible under Section 162(m) for the 2002 fiscal year. The Company's 1994 Stock Option Plan and the 1998 Long Term Incentive and Share Award Plan have been tailored to comply with the provisions of Section 162(m) so that amounts received upon the exercise of options and SARs thereunder should be exempt from Section 162(m) limitations.

   As a matter of practice, the Compensation Committee intends to set performance-based goals annually under the Company's variable compensation plans and to deduct compensation paid under these plans to the extent consistent with the provisions of Section 162(m). However, if complying with Section 162(m) conflicts with what the Compensation Committee believes is in the best interest of the Company and its stockholders, the Committee may conclude that paying non-deductible compensation is more consistent with the stockholders' best interests.

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee indicated below has ever been an officer or employee of the Company or any of its subsidiaries.

                                                   Compensation Committee

                                                   John Barline, Chairman
                                                   Rosemarie Baumeister
                                                   Bobbie Gaunt

                                 AUDIT COMMITTEE

   The Audit Committee operates pursuant to a charter, a copy of which is attached to this proxy as Appendix A. The Board of Directors, in its business judgment, has determined that the members of the Audit Committee are "independent," as defined in the corporate governance listing standards of the New York Stock Exchange.

Report of the Audit Committee

   The Audit Committee met with the independent public accountants, management and internal auditors to assure that such accountants, management and internal auditors were carrying out their respective responsibilities. The Committee reviewed the performance and fees of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates. The Committee discussed with and received a letter from the independent public accountants confirming their independence. Both the independent public accountants and the internal auditors had full access to the Committee, including regular meetings without management present. Additionally, the Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company's Form 10-K filing with the Securities and Exchange Commission ("SEC").

                                                   Audit Committee

                                                   Richard Nolan, Chairman
                                                   Bobbie Gaunt
                                                   Dan Kourkoumelis
                                                   Maureen Tart-Bezer


                         INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors, upon the Audit Committee's recommendation, has appointed Deloitte & Touche LLP, independent auditors, as the Company's independent auditors for the fiscal year ending February 22, 2003. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given an opportunity to make a statement and will be available to respond to questions.


Audit Fees


   The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for Fiscal 2001 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for Fiscal 2001 were $1,500,000.

Financial Information Systems Design and Implementation Fees

   Deloitte & Touche LLP rendered no professional services to the Company for information technology services relating to the financial information systems design and implementations in Fiscal 2001.

All Other Fees


   The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than services described above under "Audit Fees", for Fiscal 2001, were $1,025,000, including audit related services of approximately $705,000 and non-audit related services of $320,000. Audit related services includes fees for (i) consents, (ii) comfort letters, (iii) reviews of, and required procedures related to, SEC filings, (iv) audits of employee benefit plans, (v) audits for German GAAP purposes and (vi) accounting consultations. Non-Audit related services includes fees for (i) reviews of tax returns, (ii) tax consulting and (iii) compliance services and other non-audit services.


Relationship with Independent Auditors

   As part of its duties, the Audit Committee also considered and determined that the provision of services, other than audit services, during Fiscal 2001 by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP.




ITEM 2--STOCKHOLDER PROPOSAL FOR A CHANGE OF AUDITORS EVERY FOUR YEARS


   A stockholder (Chris Rossi, P.O Box 249, Boonville, California 95415, who has owned shares of the Company's common stock with a market value of at least $17,500 continuously for the preceding year) has notified the Company of his intention to propose the following resolution at the Annual Meeting:

   "RESOLVED, that the shareholders of The Great Atlantic & Pacific Tea Company, Inc., request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following: Beginning on the 2003 Great Atlantic & Pacific fiscal year, the present auditing firm will be changed and every (4) years a new auditing firm will be hired."

In support of the resolution, the stockholder has submitted the following statement:

   "Our country was founded on the principle of checks and balances of open competition. We have all profited handsomely from these principles. When a person, a company or a government entity has a monopoly all types of abuses occur. One reason there are no checks and balances, no competition to keep things in line and on the up and up. Auditors are hired by a company, usually forever. We all fight hard and do a lot of questionable practices to hold our job. When it comes to our living, things get real serious. People think that cooking the books and coverups, only happen to small companies. Let me site a few massive examples. The $50 billion lost in the savings and loan debacle. The fall of the Bank of Barrings in England. One of its most prestigious and oldest banks. The Orange County, California bankruptcy. Recently, the Enron Corporation collapse. All because auditors covered them up until they were a complete disaster. Thousands of people losing some or all of their money. And that's just a few of the many big and small fiascos. Why did they cook the books? The same reason we all fear. They did not want to lose their jobs. Whether, it is a million dollar C.E.O. or the $20,000 a year clerk, the fear is the same. When management tells us their auditors are doing a wonderfull [sic] job, it means they're doing the books the way management wants them to do them."

   "With this proposal a new auditor will be coming on every 4 years. The new auditor will not cover up someone elses "boo boos". With the old auditor knowing this they will stay on the straight and narrow. Lastly, just look at your government. If they had some method like this we would probably not be in the mess were in. That's the most compelling reason to vote for the proposal."

                            ------------------------

   The Board of Directors, having considered this stockholder proposal, believes that it is not in the best interests of the Company's stockholders and, accordingly, recommends that you vote AGAINST the proposal for the following reasons:

   Organizations such as the SEC have investigated this issue many times and every time, have reached the same conclusion -- mandatory auditor rotation is neither necessary nor appropriate. Mandatory audit rotation will remove the ability of the Board of Directors to determine who they believe the Company should engage as its auditors, reduce audit quality and efficiency and increase costs. Moreover, professional standards require the rotation of the lead audit partner on an engagement, thereby compelling a fresh perspective without the upheaval, risk and unnecessary costs associated with a complete change in audit firms.

   First, the Board of Directors' and Audit Committee's discretion, subject to applicable fiduciary duties, to determine the Company's independent auditors is essential to discharge their responsibilities to the Company and the stockholders. The Board of Directors recognizes the important role that auditor independence plays in ensuring the integrity of the Company's financial statements and protecting stockholder interests. The Board of Directors continually reviews its relationship with its auditors, the services they provide and the Company's policies and procedures that are designed to ensure auditor independence. Moreover, the Audit Committee, which consists of four (4) independent directors, operates according to a written charter in compliance with New York Stock Exchange rules and meets with the auditors on a regular basis regarding any relationships or services that may have an impact on auditor objectivity and independence.


   Second, a detailed and solid understanding of the Company's business, operations, systems, legal structure and accounting practices is essential for an auditor to perform an effective audit. An auditor develops this knowledge over years of time and experience with the Company. It cannot be gained immediately. An auditor becomes so integrally related to the audit that retaining the auditor over a period of years results in significant cost savings to the Company and higher quality audit and advice. Requiring the Company to change auditing firms every four (4) years would mean that the Company's auditors would never have the chance to obtain the knowledge necessary to perform a truly effective audit. Every four (4) years, the Company would eliminate any advantages of working with an auditor that already knows its business and people and would have to start from scratch and focus on educating a new auditor, resulting in a tremendous disruption to the Company's normal work flow.

   Lastly, the auditor must comply with professional auditor independence standards and internal control procedures, each of which ensure that the auditor conducts its audits in an objective and impartial manner, including the mandatory rotation of the engagement partner, an independent partner review of each audit, periodic review by another major accounting firm of its system of quality control for its auditing practice and the annual delivery to the Audit Committee of a written report confirming the auditors' independence.

   In light of the protective measures in place that are designed to ensure the independence of the Company's auditors, mandatory auditor rotation is unnecessary and would result in substantial costs to the Company, decreased effectiveness and a lower quality of audits, as well as significant inefficiencies in performing those audits. The Board of Directors and the Audit Committee best address auditor independence through vigilant and careful consideration of the Company's auditors, and not by requiring the Company to unnecessarily incur substantial costs every four (4) years to rotate auditors without any benefit.

   The Board of Directors believes that this stockholder proposal, if adopted, would impede the Board of Directors' ability to exercise its business judgment and could be seriously detrimental to the Company and its stockholders. The persons named in the enclosed form of the proxy have indicated they intend to vote AGAINST this proposal unless directed otherwise.

   For the reasons stated above, the Board of Directors recommends a vote AGAINST this stockholder proposal.

                              STOCKHOLDER PROPOSALS

   The Company will consider including a stockholder's proposal in the proxy statement and form of proxy for the Annual Meeting of Stockholders for the fiscal year ending February 22, 2003 if it receives such proposal at the principal office of the Company no later than January 24, 2003. In order for a proposal submitted outside of Rule 14a-8 of the Exchange Act to be considered "timely" within the meaning of Rule 14a-14(c), such proposal must be received by April 9, 2003.

                                  OTHER MATTERS

   No business other than that set forth in the attached Notice of Annual Meeting is expected to come before the Annual Meeting. However, should any other matters requiring a vote of stockholders arise, including the question of adjourning the Annual Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the above-named nominees for the office of director or the nominee for independent auditors shall withdraw or otherwise become unavailable, the persons named as proxies may vote for other persons in their place in the best interest of the Company.

                                   By Order of the Board of Directors


                                   WILLIAM P. COSTANTINI
                                   Senior Vice President, General Counsel
                                     & Secretary

Dated: July 8, 2002



   Each person solicited by this proxy statement, including any person who on May 23, 2002 is a beneficial owner of the Company's Common Stock, may request a copy of the Company's annual report on Form 10-K for the last fiscal year.


   Such written requests should be directed to the Secretary of the Company at its address aforesaid.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER


Organization

   There shall be a Committee of the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company" or the "Corporation") to be known as the Audit Committee. The Audit Committee shall be composed of three or more directors who are independent of the management and of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as committee members. Each member of the Committee shall have sufficient financial literacy to enable that member to discharge the responsibilities of a Committee member, and at least one such member shall have financial expertise. The Board of Directors shall determine whether or not a Committee member has "financial literacy" and/or "financial expertise." The Audit Committee shall comply with all applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

Purpose

   The Committee's primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the system of internal controls which management and the Board of Directors have established, and the audit process.

   It is not the responsibility of the Audit Committee to plan or conduct audits, to prepare the Company's financial statements or to determine that the Company's financial statements conform with generally accepted accounting principles. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company's code of conduct. Management is responsible for assuring compliance with applicable laws and regulations and with the Company's code of conduct.

Relationship with Independent Auditors

   The Company's independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and the Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. Additionally, the Audit Committee will:

     1. Obtain from the independent auditors each year a formal written statement delineating all relationships between auditors and the Company;

     2. Periodically engage in a dialogue with the independent auditors regarding any disclosed relationships or services which may impact the objectivity and independence of the auditors; and

     3. Recommend that the Board of Directors take appropriate action in response to the independent auditor's report to oversee and satisfy itself of the auditor's independence.

Responsibilities

   In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the Audit Committee will:

     1. Provide an open avenue of communication between the internal auditors, the independent auditors, the Board of Directors, and Company management.

     2. Review and reassess the adequacy of the Committee's charter annually.

     3. Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.


     4. Appoint, together with the Board of Directors, a firm of certified public accountants to conduct the audits of the financial statements of the Company, and its subsidiaries, for the fiscal year in which they are appointed.


     5. Meet with the independent auditors and financial management of the Company to review the scope and fees of the proposed audit for the current year and the audit procedures to be utilized.

     6. Review the annual financial statements of the Company prior to submission to the Board of Directors and the Annual Report on Form 10-K prior to submission to the Securities and Exchange Commission.

     7. Issue annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     8. Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     9. Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     10. In order to foster open communications, provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     11. Examine and consider such other matters in relation to the internal and external audit of the Company's accounts and in relation to the financial affairs of the Company and its books of account as the Committee determines to be desirable or as requested by the Board of Directors.

     12. Submit the minutes of all meetings of the Audit Committee to, or review the matters discussed at each Committee meeting with, the Board of Directors.

     13. Discuss with management, the internal auditors and the independent auditors, the quality of and compliance with the Company's internal controls.

                                  July 8, 2002


Dear Stockholder:


We are pleased to send you our 2001 Annual Report and 2002 Proxy Statement. The Annual Meeting of Stockholders will be held at 9:00 A.M. (E.D.T.) on Tuesday, July 30, 2002 at The White Elephant Hotel, 50 Easton Street, Nantucket, Massachusetts.


If you are interested in further information about the Company, you are invited to contact the Treasury Department at the executive offices in Montvale, New Jersey or contact the A&P home page at www.aptea.com.

                                  Sincerely,


                                  William P. Costantini
                                  Senior Vice President, General Counsel
                                  &  Secretary


--------------------------------------------------------------------------------

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                 PROXY - FOR THE ANNUAL MEETING - JULY 30, 2002
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned, having received the Notice of Meeting and Proxy Statement dated July 8, 2002, appoints CHRISTIAN W. E. HAUB, MITCHELL P. GOLDSTEIN and
WILLIAM P. COSTANTINI, and each or any of them as Proxies with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. (E.D.T.) July 30, 2002, at The White Elephant Hotel, 50
Easton Street, Nantucket, Massachusetts, or at any adjournment thereof, with all powers which the undersigned would possess if personally present.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ITEM (1) AND "AGAINST" ITEM (2), ALL OF SAID ITEMS BEING
MORE FULLY DESCRIBED IN THE NOTICE OF MEETING AND THE ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.


                         (To be signed on Reverse Side)
--------------------------------------------------------------------------------

                       ANNUAL MEETING OF SHAREHOLDERS OF


                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                                  July 30, 2002


Co. #                                             Acct. #
     -----------------                                   -----------------------


                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------


TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


                                           -------------------------------
YOUR CONTROL NUMBER IS    ------------->
                                           -------------------------------



                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

         Please mark your
A   /X/  votes as in this
         example.


                         FOR all nominees           WITHHOLD
                    listed at right (except       AUTHORITY to
                       as marked to the        vote all nominees          Nominees: J. D. Barline
                         contrary below)          listed at right                   R. Baumeister
(1) Election of                                                                     E. R. Culligan
    Directors               /   /                   /   /                           B. Gaunt
                                                                                    C. W. E. Haub
                                                                                    H. Haub
                                                                                    D. Kourkoumelis
(INSTRUCTION: To withhold authority to vote for any                                 E. Lewis
individual nominee, write that nominee's name on                                    R. L. Nolan
the following line):                                                                M. B. Tart-Bezer



----------------------------------------------------


                                                    FOR      AGAINST     ABSTAIN


2. Stockholder proposal for a change of
   auditors every four years.                      /  /       /  /        /  /
   (THE DIRECTORS FAVOR A VOTE "AGAINST")


Upon such other business as may properly come before said meeting and at any adjournments thereof.




SIGNATURE(S):                                         Date:
             -----------------------------------------     --------------------
Note: Please date and sign exactly as name appears hereon. Joint owners should each sign. The full title or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      CONFIDENTIAL VOTING INSTRUCTION FORM
                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                                  SAVINGS PLAN
                       PRUDENTIAL TRUST COMPANY - TRUSTEE


         I hereby direct that the voting rights pertaining to shares of The Great Atlantic & Pacific Tea Company, Inc. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders of the Company, to be held on July 30, 2002, and at any adjournment of such meeting, as specified herein, and if no vote is specified, that such rights be exercised "FOR" item 1 and "AGAINST" item 2.

         By my signature on the reverse, I hereby acknowledge receipt of the Notice of the Annual Meeting, the Proxy Statement of the Company dated
July 8, 2002, and a copy of the Annual Report.

         Please sign, date and return this form before July 29, 2002. As to matters coming before the meeting for which no signed direction is received by the Trustee prior to July 29, 2002, the Trustee may exercise voting rights on your behalf in such manner as the Trustee may, in its discretion, determine.


        PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN IN THE
                               ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

                       ANNUAL MEETING OF SHAREHOLDERS OF


                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                                  July 30, 2002


Co. #                                             Acct. #
     -----------------                                   -----------------------


                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------


TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


                                           -------------------------------
YOUR CONTROL NUMBER IS    ------------->
                                           -------------------------------



                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

         Please mark your
A   /X/  votes as in this
         example.


                         FOR all nominees           WITHHOLD
                    listed at right (except       AUTHORITY to
                       as marked to the        vote all nominees          Nominees: J. D. Barline
                         contrary below)          listed at right                   R. Baumeister
(1) Election of                                                                     E. R. Culligan
    Directors               /   /                   /   /                           B. Gaunt
                                                                                    C. W. E. Haub
                                                                                    H. Haub
                                                                                    D. Kourkoumelis
(INSTRUCTION: To withhold authority to vote for any                                 E. Lewis
individual nominee, write that nominee's name on                                    R. L. Nolan
the following line):                                                                M. B. Tart-Bezer



----------------------------------------------------


                                                    FOR      AGAINST     ABSTAIN


2. Stockholder proposal for a change of
   auditors every four years.                      /  /       /  /        /  /
   (THE DIRECTORS FAVOR A VOTE "AGAINST")

The Confidential Voting Instruction form represents voting rights in the following number of equivalent shares of A & P Common Stock as of May 23, 2002.





SIGNATURE(S):                                         Date:
             -----------------------------------------     --------------------
Note: Please date and sign exactly as name appears hereon. Joint owners should each sign. The full title or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.
--------------------------------------------------------------------------------